EXHIBIT (99)(a)

NEWS RELEASE

July 21, 2014
Contact:	Lance A. Sellers
President and Chief Executive Officer

A. Joseph Lampron, Jr.
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES FIRST QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported second quarter and year to date earnings results with highlights as follows:

Second quarter highlights:

•
Net earnings were $2.6 million or $0.45 basic and diluted net earnings per share for the three months ended June 30, 2014, as compared to $1.6 million or $0.29 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, for the same period one year ago.

•
Net earnings available to common shareholders were $2.6 million or $0.45 basic and diluted net earnings per common share for the three months ended June 30, 2014, as compared to $1.5 million or $0.26 basic and diluted net earnings per common share, for the same period one year ago.

•	Earnings before securities gains and income taxes were $3.5 million for the three months ended June 30, 2014, compared to $1.7 million for the same period one year ago.
•	Total loans increased $15.3 million during the three months ended June 30, 2014, as compared to a $1.9 million decrease during the same period one year ago.

Year to date highlights:

•
Net earnings were $5.1 million or $0.91 basic and diluted net earnings per share for the six months ended June 30, 2014, as compared to $3.4 million or $0.60 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, for the same period one year ago.

•
Net earnings available to common shareholders were $5.1 million or $0.91 basic and diluted net earnings per common share for the six months ended June 30, 2014, as compared to $3.1 million or $0.55 basic and diluted net earnings per common share, for the same period one year ago.

•	Earnings before securities gains and income taxes were $6.9 million for the six months ended June 30, 2014, compared to $3.8 million for the same period one year ago.
•	Non-performing assets declined to $14.8 million or 1.4% of total assets at June 30, 2014, compared to $23.4 million or 2.3% of total assets at June 30, 2013.
•	Total loans increased $25.3 million to $633.3 million at June 30, 2014, compared to $608.1 million at June 30, 2013.
•	Core deposits were $699.1 million, or 86.2% of total deposits at June 30, 2014, compared to $665.4 million, or 84.4% of total deposits at June 30, 2013.

Lance A. Sellers, President and Chief Executive Officer, attributed the increase in second quarter earnings to a decrease in the provision for loan losses and an increase in net interest income, which were partially offset by a decrease in non-interest income.

Net interest income was $8.5 million for the three months ended June 30, 2014, compared to $7.5 million for the same period one year ago.  This increase was primarily due to an increase in interest income due to an increase in the yield on investment securities and an increase in the average outstanding balance of investment securities combined with a decrease in interest expense due to a reduction in the cost of funds.  Net interest income after the provision for loan losses increased to $8.4 million during the second quarter of 2014, compared to $6.8 million for the same period one year ago.  The provision for loan losses for the three months ended June 30, 2014 was $67,000, as compared to $773,000 for the same period one year ago.  The decrease in the provision for loan losses is primarily attributable to a $5.2 million reduction in non-accrual loans from June 30, 2013 to June 30, 2014 and a reduction in net charge-offs of $786,000 during the three months ended June 30, 2014, as compared to the same period one year ago.

Non-interest income was $3.1 million for the three months ended June 30, 2014, compared to $3.3 million for the same period one year ago.  This decrease is primarily attributable to a $352,000 decrease in gains on sale of securities and a $127,000 decrease in mortgage banking income, which were partially offset by a $111,000 increase in service charges and fees and a $185,000 increase in miscellaneous non-interest income for the three months ended June 30, 2014, as compared to the same period one year ago.

Non-interest expense was $8.1 million for the three months ended June 30, 2014 and 2013.  An increase in occupancy expense was partially offset by decreases in salaries and employee benefits expense and non-interest expenses other than salary, employee benefits and occupancy expenses for the three months ended June 30, 2014, as compared to the same period one year ago.

Year-to-date net earnings as of June 30, 2014 were $5.1 million, or $0.91 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, as compared to $3.4 million, or $0.60 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, for the same period one year ago.  After adjusting for dividends and accretion on preferred stock, net earnings available to common shareholders for the six months ended June 30, 2014 were $5.1 million, or $0.91 basic and diluted net earnings per common share, as compared to $3.1 million, or $0.55 basic and diluted net earnings per common share, for the same period one year ago.  The increase in year-to-date earnings is primarily attributable to a decrease in the provision for loan losses and an increase in net interest income, which were partially offset by a decrease in non-interest income and an increase in non-interest expense, as discussed below.

Year-to-date net interest income as of June 30, 2014 increased 11.5% to $16.9 million compared to $15.2 million for the same period one year ago.  This increase was primarily due to an increase in interest income due to an increase in the yield on investment securities and an increase in the average outstanding balance of investment securities combined with a decrease in interest expense due to a reduction in the cost of funds.  Net interest income after the provision for loan losses increased 28.9% to $17.2 million for the six months ended June 30, 2014, compared to $13.4 million for the same period one year ago.  The provision for loan losses for the six months ended June 30, 2014 was a credit of $282,000, as compared to an expense of $1.8 million for the same period one year ago.  The decrease in the provision for loan losses is primarily attributable to a $1.7 million decrease in net charge-offs during the six months ended June 30, 2014 compared to the same period one year ago and a $5.2 million reduction in non-accrual loans from June 30, 2013 to June 30, 2014.

Non-interest income was $6.0 million for the six months ended June 30, 2014, compared to $6.7 million for the same period one year ago.  This decrease is primarily attributable to a $588,000 decrease in gains on sale of securities and a $407,000 decrease in mortgage banking income, which were partially offset by a $246,000 increase in service charges and fees for the six months ended June 30, 2014, as compared to the same period one year ago.

Non-interest expense was $16.2 million for the six months ended June 30, 2014, as compared to $15.7 million for the same period one year ago.  This increase is primarily due to a $356,000 increase in occupancy expense, which was primarily due to a $257,000 increase in furniture and equipment depreciation expense during the six months ended June 30, 2014, as compared to the same period one year ago.

Total assets amounted to $1.0 billion as of June 30, 2014 and 2013.  Available for sale securities amounted to $297.2 million as of June 30, 2014, compared to $293.2 million as of June 30, 2013.  Total loans amounted to $633.3 million as of June 30, 2014, compared to $608.1 million as of June 30, 2013.

Non-performing assets declined to $14.8 million or 1.4% of total assets at June 30, 2014, compared to $23.4 million or 2.3% of total assets at June 30, 2013.  The decline in non-performing assets is primarily due to a $5.2 million decrease in non-accrual loans, a $2.5 million decrease in loans 90 days past due and still accruing and a $869,000 decrease in other real estate owned.  Non-performing loans include $5.2 million in acquisition, development and construction (“AD&C”) loans, $5.5 million in commercial and residential mortgage loans and $558,000 in other loans at June 30, 2014, as compared to $7.7 million in AD&C loans, $10.7 million in commercial and residential mortgage loans and $591,000 in other loans at June 30, 2013.  The allowance for loan losses at June 30, 2014 was $12.7 million or 2.0% of total loans, compared to $14.0 million or 2.3% of total loans at June 30, 2013.  According to Mr. Sellers, management believes the current level of the allowance for loan losses is adequate; however, there is no assurance that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits amounted to $811.5 million as of June 30, 2014, compared to $788.4 million at June 30, 2013.  Core deposits, which include noninterest-bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations less than $100,000, increased $33.7 million to $699.1 million at June 30, 2014, as compared to $665.4 million at June 30, 2013.  Certificates of deposit in amounts of $100,000 or more totaled $112.2 million at June 30, 2014, as compared to $123.6 million at June 30, 2013.  This decrease is attributable to a $6.6 million decrease in wholesale certificates of deposit combined with a decrease in retail certificates of deposit as intended as part of the Bank’s pricing strategy to allow maturing high cost certificates of deposit to roll-off.

Securities sold under agreements to repurchase were $46.8 million at June 30, 2014, as compared to $46.0 million at June 30, 2013.

Shareholders’ equity was $93.0 million, or 8.9% of total assets, as of June 30, 2014, compared to $95.4 million, or 9.3% of total assets, as of June 30, 2013.  This decrease reflects the Company’s repurchase and redemption of its Series A preferred stock, which was partially offset by an increase in retained earnings and an increase in accumulated other comprehensive income resulting from an increase in the unrealized gain on investment securities.

Peoples Bank operates 21 banking offices entirely in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Union, Iredell and Wake Counties.  The Bank also operates loan production offices in Lincoln and Wake Counties.  The Company’s common stock is publicly traded and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission,  including but not limited to those described in the Company’s annual report on Form 10-K for the year ended December 31, 2013.

CONSOLIDATED BALANCE SHEETS
June 30, 2014, December 31, 2013 and June 30, 2013
(Dollars in thousands)

	June 30, 2014	December 31, 2013	June 30, 2013
	(Unaudited)	(Audited)	(Unaudited)
ASSETS:
Cash and due from banks	$54,522	$49,902	$28,082
Interest-bearing deposits	20,546	26,871	52,634
Cash and cash equivalents	75,068	76,773	80,716

Investment securities available for sale	297,165	297,890	293,151
Other investments	4,706	4,990	5,215
Total securities	301,871	302,880	298,366

Mortgage loans held for sale	2,048	497	6,002

Loans	633,336	620,960	608,072
Less: Allowance for loan losses	(12,675)	(13,501)	(14,029)
Net loans	620,661	607,459	594,043

Premises and equipment, net	16,762	16,358	16,635
Cash surrender value of life insurance	13,914	13,706	13,487
Accrued interest receivable and other assets	17,528	17,011	18,791
Total assets	$1,047,852	$1,034,684	$1,028,040

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Noninterest-bearing demand	$206,655	$195,265	$172,055
NOW, MMDA & savings	397,305	386,893	385,014
Time, $100,000 or more	112,201	115,268	123,612
Other time	95,318	101,935	107,752
Total deposits	811,479	799,361	788,433

Securities sold under agreements to repurchase	46,764	45,396	45,971
FHLB borrowings	65,000	65,000	70,000
Junior subordinated debentures	20,619	20,619	20,619
Accrued interest payable and other liabilities	10,943	20,589	7,665
Total liabilities	954,805	950,965	932,688

Shareholders' equity:
Series A preferred stock, $1,000 stated value; authorized
5,000,000 shares; issued and outstanding
12,524 shares at 6/30/13	-	-	12,524
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,617,125 shares at 6/30/14 and
5,613,495 shares at 12/31/13	48,170	48,133	48,133
Retained earnings	41,433	36,758	34,218
Accumulated other comprehensive income (loss)	3,444	(1,172)	477
Total shareholders' equity	93,047	83,719	95,352

Total liabilities and shareholders' equity	$1,047,852	$1,034,684	$1,028,040

CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2014 and 2013
(Dollars in thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$7,491	$7,439	$14,893	$15,079
Interest on due from banks	12	28	24	40
Interest on investment securities:
U.S. Government sponsored enterprises	804	286	1,651	664
State and political subdivisions	1,169	1,069	2,346	2,053
Other	100	87	207	176
Total interest income	9,576	8,909	19,121	18,012

INTEREST EXPENSE:
NOW, MMDA & savings deposits	125	200	251	418
Time deposits	303	422	637	889
FHLB borrowings	549	635	1,094	1,296
Junior subordinated debentures	97	100	193	199
Other	11	15	21	32
Total interest expense	1,085	1,372	2,196	2,834

NET INTEREST INCOME	8,491	7,537	16,925	15,178
PROVISION FOR LOAN LOSSES	67	773	(282)	1,827
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	8,424	6,764	17,207	13,351

NON-INTEREST INCOME:
Service charges	1,223	1,104	2,352	2,143
Other service charges and fees	260	268	679	642
Gain on sale of securities	-	352	26	614
Mortgage banking income	188	315	292	699
Insurance and brokerage commissions	162	178	361	317
Miscellaneous	1,277	1,092	2,242	2,321
Total non-interest income	3,110	3,309	5,952	6,736

NON-INTEREST EXPENSES:
Salaries and employee benefits	4,207	4,240	8,483	8,430
Occupancy	1,466	1,320	2,988	2,632
Other	2,394	2,419	4,720	4,655
Total non-interest expense	8,067	7,979	16,191	15,717

EARNINGS BEFORE INCOME TAXES	3,467	2,094	6,968	4,370
INCOME TAXES	916	461	1,838	979

NET EARNINGS	2,551	1,633	5,130	3,391

Dividends and accretion on preferred stock	-	156	-	313

NET EARNINGS AVAILABLE TO
COMMON SHAREHOLDERS	$2,551	$1,477	$5,130	$3,078

PER COMMON SHARE AMOUNTS
Basic net earnings	$0.45	$0.26	$0.91	$0.55
Diluted net earnings	$0.45	$0.26	$0.91	$0.55
Cash dividends	$0.04	$0.03	$0.08	$0.06
Book value	$16.56	$14.76	$16.56	$14.76

FINANCIAL HIGHLIGHTS
For the three and six months ended June 30, 2014 and 2013
(Dollars in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$295,185	$290,995	$297,090	$288,773
Loans	619,675	607,481	618,574	614,241
Earning assets	938,245	952,898	940,472	944,903
Assets	1,024,988	1,021,044	1,022,147	1,012,697
Deposits	797,820	784,372	798,058	779,038
Shareholders' equity	92,388	100,054	91,331	100,532

SELECTED KEY DATA:
Net interest margin (tax equivalent)	3.88%	3.40%	3.88%	3.46%
Return on average assets	1.00%	0.64%	1.01%	0.68%
Return on average shareholders' equity	11.08%	6.55%	11.33%	6.80%
Shareholders' equity to total assets (period end)	8.88%	9.28%	8.88%	9.28%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$12,978	$14,412	$13,501	$14,423
Provision for loan losses	67	773	(282)	1,827
Charge-offs	(597)	(1,334)	(1,172)	(2,513)
Recoveries	227	178	628	292
Balance, end of period	$12,675	$14,029	$12,675	$14,029

ASSET QUALITY:
Non-accrual loans			$10,921	$16,107
90 days past due and still accruing			392	2,861
Other real estate owned			3,532	4,401
Total non-performing assets			$14,845	$23,369
Non-performing assets to total assets			1.42%	2.27%
Allowance for loan losses to non-performing assets			85.38%	60.03%
Allowance for loan losses to total loans			2.00%	2.31%

LOAN RISK GRADE ANALYSIS:	Percentage of Loans
	By Risk Grade
	6/30/2014	6/30/2013
Risk Grade 1 (excellent quality)	2.17%	2.77%
Risk Grade 2 (high quality)	20.56%	17.03%
Risk Grade 3 (good quality)	50.74%	49.95%
Risk Grade 4 (management attention)	16.75%	18.86%
Risk Grade 5 (watch)	4.84%	4.87%
Risk Grade 6 (substandard)	4.62%	6.17%
Risk Grade 7 (doubtful)	0.00%	0.00%
Risk Grade 8 (loss)	0.01%	0.02%

At June 30, 2014, including non-accrual loans, there were six relationships exceeding $1.0 million in the Watch risk grade (which totaled $12.4 million) and four relationships exceeding $1.0 million in the Substandard risk grade (which totaled $9.8 million).

(END)